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                                                                   EXHIBIT 10.14
                                TEAMING AGREEMENT

THIS AGREEMENT made and entered into this 2nd day of March 2001, by and between the National Scientific Corporation, a Texas Corporation ("Contractor"), located at 4455 East Camelback Road Ste. E-160, Phoenix, Arizona, 85018, and Ramtron International Corporation, a Delaware Corporation (hereinafter referred to as the ("Subcontractor") located at 1850 Ramtron Drive, Colorado Springs, CO 80921.

WHEREAS, Contractor intends to submit a proposal as prime contractor to the Malaysian Government and its associated commercial semiconductor manufacturing partners (hereinafter referred to as "Malaysian Consortium") concerning development of manufacturing capacity in Malaysia for the production of Subcontractor's FRAM and related technologies (hereinafter referred to as "the Program"); and

WHEREAS, Contractor and the Subcontractor desire to combine their respective capabilities in a joint effort to submit said proposal for the Program and to complete the work required by any work statement in any contract (hereinafter referred to as "Contract") resulting from such proposal; and

WHEREAS, Contractor and the Subcontractor desire to define their mutual rights and obligations during the preparation and submittal of said proposal and under any subsequent contract resulting there from, consistent with federal/state and international laws governing restraint of trade or competition as applicable.

NOW THEREFORE, to effect the foregoing, Contractor and the Subcontractor in consideration of the mutual covenants hereinafter contained, agree as follows:

1. The proposal will be based on Contractor acting as the prime contractor to the Malaysian Consortium for any resultant Contract, and Subcontractor acting as subcontractor to Contractor, furnishing support under the Program. Any resulting subcontract to the Subcontractor, which shall be acceptable to Subcontractor in its sole discretion, will involve, but may not be limited to, work set forth in Exhibit "A" in Statement of Work attached hereto.

2. Contractor will prepare and
submit its proposal to the Malaysian Consortium with assistance from the Subcontractor in the following areas: input on selected Statement of Work tasks, related experience information, tailored resumes on key personnel, and appropriate costs information, all to be used in preparation of the Contractor proposal. Details and formats for these inputs will be provided separately.

3. Contractor will recognize and identify the Subcontractor in its proposal and use its diligent efforts to secure Malaysian Consortium approval of the use of the Subcontractor and its technologies in the Program. Contractor will keep the Subcontractor fully advised of any proposed changes that affect its area of responsibility.

4. In the event Contractor is awarded the Contract, then to accomplish the work set forth in Exhibit "A" of this Agreement, it is agreed that Contractor and the Subcontractor will, in good faith, proceed in a timely manner to negotiate a mutually acceptable

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subcontract(s) for the selected portions of the work identified in Exhibit "A"
and described in a responsible technical/cost proposal prepared by the Subcontractor, unless otherwise directed by the Malaysian Consortium. The subcontract shall embody, among other provisions, those terms and conditions of the prime contract that must be passed on to the Subcontractor in order to comply with such prime contract. The subcontract will be negotiated at a fair and reasonable price(s) to be established after cost or price analysis in accordance with the requirements of the applicable Malaysian Consortium procurement regulation. In the event that negotiations with the Malaysian Consortium result in a substantial reduction of the Subcontractor's area of responsibility from that proposed by the Prime Contractor, the Subcontractor shall have prior opportunity to consult with the Prime Contractor and review the effect of and concur with such reduction or revision before settlement with the Malaysian Consortium. Not withstanding anything herein to the contrary, any such subcontract shall be on terms and conditions acceptable to Subcontractor in its sole discretion.

Each party shall exert its diligent efforts toward the successful performance of the Contract, assuming award of the prime contract and the subcontract to the parties hereto, and shall provide appropriate and high quality managerial, marketing, advisory, technical, and other personnel to perform and support such contracts.

5. LIMITATIONS ON USE OF DATA AND INFORMATION

         a. The parties anticipate that under this Agreement it may be necessary for either party to transfer to the other information of a proprietary nature. Proprietary information shall be clearly identified by the disclosing party at the time of disclosure by (i) appropriate stamp or markings on the document exchanged; or (ii) written notice, with attached listings of all material, copies of all documents, and complete summaries of all oral disclosures (under prior assertion of the proprietary nature of the same) to which each notice relates, delivered within two (2) weeks of the disclosure to the other party.

         b. Each of the parties agrees that it will use the same reasonable efforts to protect such information as are used to protect its own proprietary information. Disclosures of such information shall be restricted to those individuals who are directly participating in the proposal, contract and subcontract efforts identified in Articles 1, 2, 3, and 4 hereof.

         c. Neither party shall make any reproduction, disclosure, or use of such proprietary information except as follows:

                  (1) Such information furnished by the Subcontractor may be used, reproduced and/or disclosed by Contractor in performing its obligations under this Agreement.

                  (2) Such information furnished by Contractor may be used, reproduced and/or disclosed by the Subcontractor in performing its obligations under this Agreement.

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                  (3) Such information may be used, reproduced and/or disclosed for other purposes only in accordance with prior written authorization received from the disclosing party.

         d. The limitations on reproduction, disclosure, or use of proprietary information shall not apply to, and neither party shall be liable for reproduction, disclosure, or use of proprietary information with respect to which any of the following conditions exist:

                  (1) If, prior to the receipt thereof under this Agreement, it has been developed or learned independently by the party receiving it, or has been lawfully received from other sources, including the Malaysian Consortium, provided such other source did not receive it due to a breach of this Agreement or any other agreement.

                  (2) If, subsequent to the receipt thereof under this Agreement, (i) it is published by the party furnishing it or is disclosed, by the party furnishing it to others, including the Malaysian Consortium, without restriction; or (ii) it has been lawfully obtained, by the party receiving it, from other sources including the Malaysian Consortium, provided such other source did not receive it due to a breach of this or any other agreement; or (iii) such information otherwise comes within the public knowledge or becomes generally known to the public;

                  (3) If any part of the proprietary information has been or hereafter shall be disclosed in a United States patent issued to the party furnishing the proprietary information hereunder, the limitations on such proprietary information as is disclosed in the patent shall be only that afforded by the United States Patent Laws after the issuance of said patent.

                  (4) If any part of the proprietary information is required by law to be disclosed. In the event that information is required to be disclosed pursuant to subsection 4., the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

         e. Neither the execution and delivery of this Agreement, nor the furnishing of any proprietary information by either party shall be construed as granting to the other party either expressly, by implication, estoppels, or otherwise, any license under any invention or patent now or hereafter owned or controlled by the party furnishing the same.

         f. Notwithstanding the expiration of the other portions of this Agreement, the obligations and provisions of this Article 5 shall cfuintinue for a period of three (3) years from the date of this Agreement, however, any resulting contract shall take precedence.

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6. RIGHTS IN INVENTIONS

Inventions conceived or first reduced to practice during the course of work under the Contract contemplated by this Agreement shall remain the property of the inventing party. In the event of joint inventions, the parties shall establish their respective rights by negotiations between them.

7. No publicity or advertising regarding any proposal or contract under the Program or relating to this Agreement shall be released by the either party without the prior written approval of the other, except for press releases that in general terms overview the nature and existence of this Teaming Agreement. The drafting party will provide such general releases to the other party in advance of their release.

8. All communication relating to this Agreement shall be directed only to the specific person designated to represent Contractor and the Subcontractor on the Program. Each of the parties to this Agreement shall appoint one (1) technical and one (1) administrative representative. These appointments shall be kept current during the period of this Agreement. Communications that are not properly directed to the persons designated to represent Contractor and the Subcontractor shall not be binding upon Contractor or the Subcontractor.

         All technical notices shall be addressed to:

         As to Contractor:        Graham Clark, Director of Technical Sales NSC
                                  4455 East Camelback Rd
                                  Ste E-160
                                  Phoenix, AZ.  85018
                                  Phone: 602-954-1492
                                  Fax: 602-954-1499

         As to Subcontractor:     Tom Davenport
                                  VP FRAM Development
                                  1850 Ramtron Drive
                                  Colorado Springs, CO 80921
                                  Phone: (719) 481-7000
                                  Fax: (719) 481-9170

         All contractual notices shall be addressed to:

         As to Contractor:        Michael Grollman, C.O.O, NSC
                                  4455 East Camelback Rd
                                  Ste E-160
                                  Phoenix, AZ.  85018
                                  Phone: 602-954-1492
                                  Fax: 602-954-1499

         As to Subcontractor:     Greg Jones
                                  President & COO
                                  1850 Ramtron Drive
                                  Colorado Springs, CO 80921

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                                  Phone: (719) 481-7000
                                  Fax: (719) 481-9170

                                  With a copy to:
                                  John R. Benitez
                                  1776 Lincoln Drive Suite 1300
                                  Denver, CO.  80203-1030
                                  Phone: (303) 830-8300
                                  Fax: (303) 830-2832
                                  jbenitez@benitezpc.com

9. Except for the conditions expressed in Article 5 hereof, this Agreement, which is effective upon the date of its execution by the last of the signatory parties hereto, shall automatically expire, be deemed terminated, with each party relieved of any obligations hereunder except as set forth in Article 5, effective upon the date of the happening or occurrence of any one of the following events or conditions, whichever shall first occur:

         a. Official Malaysian Consortium announcement or notice of the cancellation of the Program.

         b. The receipt by Contractor of written notice from the Malaysian Consortium that it will not award the Contract for the Program to Contractor.

         c. Award of a subcontract to the Subcontractor by Contractor for its designated portion of the Program.

         d. Mutual agreement of the parties to terminate the Agreement.

         e. The expiration of a one (1) year period commencing on the effective date of this Agreement unless such period is extended by mutual agreement of the parties.

         Or,

         f. Written notice from one party to the other of the intent to terminate this Agreement without cause, given that such written notice is provided at least 30 days before the termination date in the letter of notice.

10. This Agreement pertains only to the proposal relating to the Program and to no other joint or separate effort undertaken by Contractor or the Subcontractor. The parties hereto shall be deemed to be independent contractors and the employees of one party shall not be deemed to be employees of the other. This Agreement does not create a partnership between the parties.

11. This Agreement may not be assigned or otherwise transferred by either party, in whole or in part, without the express prior written consent of the other party.

12. This Agreement shall not preclude either party from bidding or contracting independently from the other on any Malaysian Consortium or industry program which may develop or arise in the general area of business related to this Agreement or in any other area.

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13. This Agreement contains the entire agreement of the parties and cancels and supersedes any previous understanding or agreement related to the Program, whether written or oral. All changes or modifications to this Agreement must first be agreed to in writing between the parties.

14. Each party to this Agreement will bear its respective costs, risks, and liabilities incurred by it as a result of its obligations and efforts under this Agreement. Therefore, neither Contractor nor the Subcontractor shall have any right to any reimbursement, payment, or compensation of any kind from each other during the period prior to the award and execution of any resulting subcontract between Contractor and the Subcontractor for the Program and work described in this Agreement.

15. Either party hereto is authorized to disclose the terms and conditions of this Agreement to appropriate Malaysian Consortium officials upon their request.

16. In the event a Contract is not awarded to Contractor as a result of a proposal each party will, at the request of the other party, return all materials such as, but not limited to, those that are written, printed, drawn, or reproduced, to the originating party.

17. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements and covenants were not contained herein.

18. Choice of Law. It is the intention of the parties that this Agreement and its performance and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the state of Arizona and that in any action, special proceeding or other proceedings that may be brought, arising out of, in connection with, or by reason of this Agreement, the laws of the state of Arizona shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

19. Waiver. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

20. Entire Agreement. This Agreement contains the complete agreement concerning the arrangement between the parties. The parties acknowledge that any statements or representations that may have been made previously by either of them to the other are of no effect and that neither of them has relied on such considerations in concluding this Agreement.

21. Attorney Fees. Should either party bring an action or claim as a result of a breach of this agreement, then the prevailing party in such action shall be entitled to the award of reasonable attorney's fees and costs.

Dated this ______ day of _________________________, 2001.

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CONTACTOR:                                           SUB-CONTRACTOR:

By:            /s/ Michael A. Grollman               By:   /s/ Greg Jones
               -----------------------                     --------------
Printed Name:  Michael A. Grollman          Printed Name:  Greg Jones
               -------------------                         -----------
Title:         C.O.O.                               Title: President
               ------                                      ---------
Date:          March 2, 2001                        Date:  March 2, 2001
               -------------                              -------------

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                                    EXHIBIT A

Ramtron is expected to provide the following under this teaming agreement:

         - Provide licenses to manufacture select models of their FRAM products to NSC and the Malaysian Consortium, final terms to be negotiated at a later date which shall be acceptable to Ramtron in its sole discretion

         - Full design, device, and process engineering support and guidance to NSC and the Malaysian Consortium to implement and sustain manufacturing process overseas, including provision of key personnel as required

         - Sales and marketing and other demand generation activities to create sufficient demand to support the forecast plan for FRAM products

National Scientific Corporation is expected to provide the following under this teaming agreement:

         - Negotiate a Contract with Malaysian Consortium to manufacture desired licensed FRAM products in desires quantities and desired timeframes for Ramtron and for other clients, under terms to be defined at a later date

         - Achieve a capital investment by the Malaysian Consortium in the FRAM manufacturing process sufficient to address up front incremental Fab equipment purchases to manufacture FRAM products, including significant equipment and labor costs

         - Purchase FRAM from the Malaysian Consortium as it is produced and sell it to Ramtron at terms to be negotiated at a future time

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